Exhibit 3.1(xi)

STATE OF DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE OF FORMATION

I.

The name of the limited liability company is INTERIM DESTINATION, LLC.

II.

The name and address of its registered agent in the State of Delaware is: Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, New Castle County.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Formation to be executed by its duly authorized officers and its corporate seal to be affixed hereto this 10th day of December, 1998.

COTT BEVERAGES USA, INC.
Organizer

By:

Attest:

(Seal)

STATE OF DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

INTERIM DESTINATION, LLC

I.

The name of the limited liability company is INTERIM DESTINATION, LLC (the “Company”).

II.

The following amendment (the “Amendment”) to the Certificate of Formation of the Company has been adopted:

Article I of the Certificate of Formation of the Company is hereby deleted in its entirety and the following substituted in lieu thereof:

“The name of the limited liability company is ‘Destination Products International, LLC’.”

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to Certificate of Formation to be executed by its duly authorized officers and its corporate seal to be affixed hereto this 4 th day of January, 1999.

COTT BEVERAGES USA, INC., Sole Member

By:	/s/ David Langille
DAVID LANGILLE, VICE PRES.

Attest:	/s/ Mark Halperin
MARK HALPERIN, VICE PRES. & SEC.
(Seal)

STATE OF DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

DESTINATION PRODUCTS INTERNATIONAL, LLC

I.

The name of the limited liability company is DESTINATION PRODUCTS INTERNATIONAL, LLC (the “Company”).

II.

The following amendment (the “Amendment”) to the Certificate of Formation of the Company has been adopted:

Article I of the Certificate of Formation of the Company is hereby deleted in its entirety and the following substituted in lieu thereof:

“The name of the limited liability company is Interim BCB, LLC.”

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to Certificate of Formation to be executed by its duly authorized officers this 20th day of May, 1999.

COTT BEVERAGES USA, INC. As a sole Member of Destination Products International, LLC

Per:	/s/ Mark Halperin
Mark Halperin
Vice-President and Secretary

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: INTERIM BCB LLC.

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

The name and address of the registered agent for service of process on the company in the State of Delaware are Registered Agent Solutions, Inc., 32 West Loockerman Street, Suite 201, in the City of Dover, County of Kent, 19904.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 29th day of JUNE, A.D. 2009.

By:	/s/ Matthew A. Kane, Jr.
Authorized Person(s)

Name:	MATTHEW A. KANE, JR.
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